UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2025, Primo Brands Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with one of its stockholders (the “Selling Stockholder”), an affiliate of One Rock Capital Partners, and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the underwritten secondary offering by the Selling Stockholder of 51,750,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), which includes the full exercise by the Underwriters of their option to purchase up to 6,750,000 additional shares of Class A Common Stock, at an offering price of $29.50 per share (the “Secondary Offering”). The Secondary Offering closed on March 12, 2025. The Selling Stockholder received all of the net proceeds from the Secondary Offering. No shares were sold by the Company.

The Secondary Offering was made pursuant to a prospectus supplement, dated March 10, 2025, to the prospectus, dated March 7, 2025, which was included in the Company’s shelf registration statement on Form S-1 (File No. 333-284501) initially filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025, and which became effective on March 7, 2025.

Pursuant to the Underwriting Agreement, the Company agreed to purchase 4,000,000 shares of its Class A Common Stock from the Underwriters at a price per share equal to the price paid by the Underwriters to the Selling Stockholder in the Secondary Offering (the “Share Repurchase”). The Company funded the Share Repurchase with cash on hand.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder, and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing the pricing of the Secondary Offering.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2025, by and among the Company, the Selling Stockholder, and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters.

99.1	Press Release, dated March 10, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: March 12, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary